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                                                                 Exhibit 23



CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
General Electric Company:

We consent to incorporation by reference in the registration statements
Nos. 33-29024, 33-3908, 2-82072, 33-37106, 33-35922, 33-44593, 33-39596, 33-
39596-01, 33-47181, 33-47085, 33-50639, 33-61029 and 33-61029-01  on Form S-
3 and Nos. 33-4239, 33-23441, 33-24679, 2-84145, 33-47500 and 33-49053 on
Form S-8 of General Electric Company of our report dated February 9, 1996, relating to the consolidated statement of financial position of General Electric Company and consolidated affiliates as of December 31, 1995 and 1994, and the related consolidated statements of earnings, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedule, which report appears in the December 31, 1995, annual report on Form 10-K of General Electric Company. Our report refers to changes in 1993 in the Company's method of accounting for postemployment benefits.




KPMG Peat Marwick LLP
Stamford, Connecticut

March 20, 1996